Exhibit 10.3.3

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of     , 2003, between INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (the “Company”) and                                , an employee of the Company (“Employee”).

WHEREAS, the Company has determined that it is in the interest of the Company to provide the Employee with an option to purchase the common stock of the Company:

NOW THEREFORE, the parties agree as follows:

1.1.  The Company has granted to the Employee a nonqualified stock option (the “Option”) to purchase               shares of the Company’s Common Stock (the “Common Stock”), for a price per share equal to $           per share (the “Option Price”).  The date of grant of the Option is             , 2003 (“Grant Date”).  This Option is intended to be a nonqualified stock option and shall not be treated as an incentive stock option under the provisions of the Internal Revenue Code of 1986, as amended.

1.2.  The Option is granted under Section 6.1 of the Company’s 1994 Stock Option and Long-Term Incentive Plan, as amended (the “Plan”).  All of the terms and conditions of the Plan are hereby incorporated by reference in this Agreement as though fully set forth herein.  Terms defined in the Plan but not in this Agreement shall have the meanings set forth in the Plan.  To the extent of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern.  Employee acknowledges receipt of a copy of the Plan, accepts the Option subject to the terms and conditions set forth in the Plan and this Agreement, and consents to and agrees to comply with such terms and conditions.

1.3.  This Option is granted for no consideration other than the services of Employee and Employee’s agreements set forth herein.

1.4.  The grant of the Option is exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) pursuant to the provisions of Rule l6b-3, all of the requirements of which have been satisfied.

2.1.  Except as otherwise provided herein, a percentage between 0% and 100% of the Option will vest and become exercisable on January 1, 2006  provided the Employee has remained continuously employed by the Company or any Subsidiary (as defined below) through such date, based on the amount of the Company’s “Cumulative Three Year Pre-Tax Operating Income” (as defined below) determined in accordance with the following schedule:

Vesting Thresholds - Cumulative Three Year Pre-Tax Operating Income	Percentage of Options that Vest

Less than $	0%
$25%
$50%
$75%
$100%

In the event the amount of Cumulative Three Year Pre-Tax Operating Income is between two of the thresholds set forth in the schedule above, the percentage of the Option that will vest and become exercisable will be determined by multiplying (A) 25% by (B) a fraction, the numerator of which is the excess of the actual Cumulative Three Year Pre-Tax Operating Income over the next lowest vesting threshold and the denominator of which is the excess of the next higher vesting threshold over the next lower vesting threshold and adding the product to the percentage corresponding to the next lowest vesting threshold .

To the extent the Option does not vest and become exercisable on January 1, 2006 , the Option will be forfeited.  Except as set forth below in this Section 2.1, in the event of termination of Employee’s employment with the Company or any Subsidiary for any reason prior to January 1, 2006 , the Option shall be forfeited.  Notwithstanding any other provision of this Agreement to the contrary, (i) in the event of a Change of Control (as defined in Section 3.2 below) prior to January 1, 2006 , 50% of the Option will become vested and exercisable at the time of such Change of Control and the remaining 50% of the Option will vest (if at all) and become exercisable on January 1, 2006  in accordance with the vesting thresholds outlined in this Section 2.1, provided in each case that the Employee’s employment with the Company or any Subsidiary has not terminated prior to such time; provided, however, that if, following a Change of Control, the Employee’s employment with the Company or any Subsidiary terminates due to his disability or death or due to termination by the Company not for Cause (as defined below), any unvested portion of the Option shall become vested and exercisable upon such termination of employment.

For purposes hereof, (i) “Cumulative Three Year Pre-Tax Operating Income” shall mean the Company’s “Pre-Tax Operating Income” for the period beginning January 1, 2003 through December 31, 2005, and (ii) “Pre-Tax Operating Income” means the consolidated pre-tax income of the Company and its subsidiaries, computed in accordance with generally accepted accounting principles, (A) prior to reduction for income taxes and (B) excluding one time gains, nonrecurring restructuring charges and non-cash charges (including impairment of good will).  The determination of “Cumulative Three Year Pre-Tax Operating Income” shall be made by the Committee in good faith, which determination shall be binding on the Employee.

For purposes hereof “Cause” shall be deemed to exist where Employee: (i) commits any act of fraud, willful misconduct or dishonesty in connection with their employment; (ii) fails, refuses or neglects to timely perform any material duty or job responsibility and such failure, refusal or neglect is not cured after appropriate warning; (iii) commits a material violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Company or any of its subsidiaries or affiliates or any general written policy or directive of Company or any of its subsidiaries or affiliates; (v) commits a crime involving dishonesty, fraud or unethical business conduct, or a felony; or (vii) is expelled or suspended, or is subject to an order temporarily or permanently enjoining Employee from an area of activity which constitutes a significant portion of Employee’s activities by the Securities and Exchange Commission, the National Association of Securities Dealers Regulation, Inc., any national securities exchange or any self-regulatory agency or governmental authority, state, foreign or federal.

For purposes hereof a “Subsidiary” shall mean any corporation or other organization, whether incorporated or unincorporated, (i) of which the Company or any other Subsidiary of the Company is a general partner (excluding partnerships, the general partnership interests of which held by the Company any Subsidiary do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by the Company or by any one or more of its Subsidiaries.

2.2.  The Option (to the extent not earlier exercised or forfeited) will expire at 5:00 p.m., Eastern time, on the earliest of (i) the fifth anniversary of the Grant Date, (ii) if Employee’s employment with the Company (including all subsidiaries) terminates by reason of death or disability, one year following such termination of employment, or (iii) if Employee’s employment with the Company (including all subsidiaries) terminates for any other reason, 60 days after the date of such termination.

3.1.  To the extent the Option is exercisable under the provisions of Sections 2.1 and 2.2 hereof, the Option may be exercised by giving written notice of exercise of the Option to the Secretary of the Company, and it shall be deemed to have been received either when delivered personally to the office of the Secretary or at 11:58 p.m. on the date of any U.S. Postal Service postmark on the notice, whichever is earlier (the “Exercise Date”).  Such notice shall be irrevocable and must be accompanied by the payment of the purchase price as provided in Section 4 below.  Upon the exercise of the Option, the Company will transfer or will cause to be issued a certificate or certificates for the Common Stock being purchased as promptly as practicable.

3.2.  “Change of Control” means and shall be deemed to have occurred if:

(a)                                  any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 30% percent or more of the total voting power of all the then-outstanding Voting Securities; or

(b)                                 the individuals who, as of the Grant Date, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the Grant Date or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(c)                                  the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or one of its subsidiaries, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or one of its subsidiaries, or consummation of any such transaction if stockholder approval is not obtained, other than (i) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (ii) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

(d)                                 the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

“Related Party” means (a) a Subsidiary ; (b) an employee or group of employees of the Company or any Subsidiary ; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary ; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

“Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

4.1.  The purchase price of Common Stock purchased by the Employee upon exercise of the Option (the “Option Shares”) shall be paid in full to the Company at the time of such exercise in cash (including by check) or by the surrender of Common Stock of the Company or a combination thereof, in accordance with Section 9.3 of the Plan, provided that Common Stock held for less than six months may be surrendered only with the approval of the Committee.

5.1.  The number and kind of shares purchasable upon exercise of the Option, and other terms of the Option, may be appropriately adjusted, in the discretion of the Committee, in accordance with Section 5.5 of the Plan, in order to prevent dilution or enlargement of the rights of the Employee.

6.1.  The Employee represents and warrants that the Employee is acquiring the Option for his/her own account and not with a view to distribution of this Option or the Option Shares.  As a condition to the exercise of the Option, and in the event that the Option Shares have not yet been registered under the Securities Act of 1933, as amended (the “Act”) at the time they are issued, the Company may require the Employee to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Option Shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Act or any other applicable law, regulation or rule of any governmental agency.

7.1.  Neither the Employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey the Option or any amounts payable pursuant to the provisions of this Agreement, which Option and amounts are, and all rights under this Agreement are, expressly declared to be unassignable and nontransferable, other than by will or under the laws of descent and distribution.  No part of the Option or such amounts payable shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Employee or any other person, nor be transferable by operation of law in the event of the Employee’s or any other person’s bankruptcy or insolvency.

8.1.  Neither the Employee nor any other person shall acquire by reason of the Option or the Option Shares any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Company, in its sole discretion, may set aside in anticipation of a liability.  No trust shall be created in connection with or by the granting of the Option or the purchase of any Option Shares, and any benefits which become payable hereunder shall be paid from the general assets of the Company.  The Employee shall have only a contractual right to the amounts, if any, payable pursuant to this Agreement, unsecured by any asset of the Company or any of its affiliates.

9.1.  Nothing herein will limit the Company’s right to issue Common Stock, or options or other rights to purchase Common Stock, to its employees, subject to vesting, expiration and other terms and conditions deemed appropriate by the Company and its affiliates.

10.1.  The Employee authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him/her any taxes required to be withheld by federal, state or local law upon the issuance of Option Shares or the payment of money pursuant to the exercise of the Option.  The Employee may elect to have the Company withhold Option Shares to pay any applicable withholding taxes resulting from the exercise of the Option, in accordance with any rules or regulations of the Committee then in effect.

11.1.  Shares issued pursuant to exercise of the Options shall be shares of Common Stock, the issuance of which is registered under the Act.

12.1.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Employee and the Company.

13.1.  In any action at law or in equity to enforce any of the provisions or rights under this Agreement, including any arbitration proceedings to enforce such provisions or rights,

the unsuccessful party to such litigation or arbitration, as determined by the court in a final judgment or decree, or by the panel of arbitrators in its award, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys’ fees shall be included as part of the judgment.

14.1.  The Employee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

15.1.  For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

16.1.  This Agreement shall be construed and enforced in accordance with Section 10 of the Plan.

17.1.  This Agreement, together with the Plan, sets forth the entire agreement between the parties with reference to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, express, or implied, between them with respect to the Option other than as set forth herein or therein, all prior agreements, promises, representations and understandings relative thereto being herein merged.

18.1.  Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

19.1.  This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  Any such written instrument must be approved by the Committee to be effective as against the Company.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

20.1.  Any notice to be given hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, and, if to the Company, addressed to it at 380 Madison Avenue, New York, New York 10017, Attn: General Counsel, and, if to the Employee, addressed to him/her at the address set forth in his/her offer letter, or to such other address of such party as that party may designate by written notice to the other.

21.1.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22.1.  Neither this Agreement nor any action taken hereunder shall be construed as giving Employee the right to be retained in the employ of the Company (or any of its subsidiaries) nor shall it interfere in any way with the right of the Company (or any of its subsidiaries) to terminate Employee’s employment at any time.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the date first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:
Robert J. Russel,
Chief Executive Officer

EMPLOYEE